Exhibit 32

Certification of Principle Executive Officer and Principle Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Douglas P. Ahlers, President and Chief Executive Officer of Versailles Financial Corporation, a Maryland corporation (the “Company”) and Cheryl J. Leach, Executive Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that he or she has reviewed the annual report on Form 10-K for the year ended June 30, 2011 (the “Report”) and that to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2011	/s/ Douglas P. Ahlers
Douglas P. Ahlers
Chief Executive Officer and President

Date: September 28, 2011	/s/ Cheryl J. Leach
Cheryl J. Leach
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.